As filed with the Securities and Exchange Commission on April 13, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MEREDITH CORPORATION

(Exact name of Registrant as specified in its charter)

Iowa	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1716 Locust Street

Des Moines, Iowa 50309-3023

Tel: (515) 284-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John S. Zieser

Chief Development Officer /

General Counsel and Secretary

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309

(515) 284-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Kevin Mills

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004

(202) 842-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $1.00 par value per share	2,500,000	$53.65	$134,125,000.00	$16,698.56

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrants common stock on April 9, 2018, as reported on the New York Stock Exchange.

PROSPECTUS

2,500,000 Shares of Common Stock

This prospectus relates to the resale of up to 2,500,000 shares of common stock of Meredith Corporation (“Meredith,” “we,” “us” or the “Company”) by the selling stockholders identified in this prospectus. The 2,500,000 shares of common stock consist of (i) 1,625,000 shares of common stock of Meredith issuable pursuant to a warrant (the “Warrant”) exercisable until January 31, 2028 and (ii) 875,000 shares of common stock of Meredith issuable pursuant to an option (the “Option”) exercisable until January 31, 2023, each of which were issued by us pursuant to a Series A Securities Purchase Agreement dated January 31, 2018 by and among us and the selling stockholders identified in this prospectus. We are registering the resale of these shares as required by the Registration Rights Agreement we entered into with the selling stockholders concurrently with the Series A Securities Purchase Agreement.

Upon exercise, the selling stockholders may sell the shares underlying the Warrant and Options through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock underlying the Warrant and Options in the section of this prospectus entitled “Plan of Distribution.” The selling stockholders will receive all of the proceeds from the sale of shares of our common stock in this offering.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change the information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “MDP.” On April 12, 2018, the last reported sale price for our common stock on the New York Stock Exchange was $53.00 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, beginning on page 25 of our Quarterly Report on Form 10-Q for the period ended September 30, 2017 and beginning on page 31 of our Quarterly Report on Form 10-Q for the period ended December 31, 2017 and in our subsequent periodic filings with the United States Securities and Exchange Commission (“SEC”) incorporated by reference in this prospectus, in any related prospectus supplement or in any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 13, 2018.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act. This prospectus omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the securities the selling stockholders offer pursuant to this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Information Incorporated by Reference” and “Where You Can Find More Information” before making an investment decision.

Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations at the time the statement is made and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intend” and “expect,” among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income / (loss), earnings per share and other measures of results of operations and the prospects for future growth of Meredith’s business.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; and the risks associated with the Company’s recent acquisition of Time Inc., (“Time”) including: (1) litigation challenging the acquisition; (2) the Company’s ability to retain key personnel; (3) competitive responses to the acquisition; (4) unexpected costs, charges, or expenses resulting from the acquisition; (5) adverse reactions or changes to business relationships resulting from the acquisition; (6) the Company’s ability to realize the anticipated benefits of the acquisition of Time or delays in the achievement of the anticipated benefit; (7) delays, challenges, and expenses associated with integrating the businesses; and (8) the Company’s ability to comply with the terms of the debt and equity financings entered into in connection with the acquisition, as well as other risks detailed in our public filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this registration statement, whether as a result of new information, future events or otherwise.

MEREDITH CORPORATION

Meredith has been committed to service journalism for more than 115 years. Today, Meredith uses multiple distribution platforms—including broadcast television, print, digital, mobile, tablets, and video—to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

On January 31, 2018, the Company completed its acquisition of Time for $18.50 per share in an all cash transaction valued at $2.8 billion. As a result, Time has become a wholly owned subsidiary of Meredith. The combination of Meredith and Time creates a premier media and marketing company serving 200 million American consumers that’s positioned for growth across industry-leading digital, television, print, video, mobile, and social platforms. Combined, Meredith’s brands now have a readership of more than 135 million and paid circulation of nearly 60 million, with leading positions in celebrity, food, lifestyle, news and sports, parenting, and home content creation, as well as enhanced positions in the beauty, fashion, and luxury advertising categories. We expect going forward that the majority of Time’s operations will be reported in Meredith’s national media segment. February 1, 2018, was the first day of operations for the combined company. In March 2018, the Company announced that it had completed a portfolio review and decided to explore the sale of the TIME, Sports Illustrated, Fortune, and Money brands.

Meredith operates two business segments: local media and national media. The local media segment includes 17 television stations reaching 11 percent of United States (U.S.) households. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets—including Atlanta, Phoenix, St. Louis, and Portland—and 13 in Top 50 markets. Meredith’s stations produce more than 700 hours of local news and entertainment content each week, and operate leading local digital destinations.

Our national media segment now reaches 175 million unduplicated women, including 80 percent of American millennial women. Meredith is the leader at creating content across media platforms in key consumer interest areas such as food, home, parenting, and lifestyle through well-known brands such as Better Homes & Gardens, Allrecipes, Parents, Shape, People, Real Simple and Southern Living. The national media segment features robust brand licensing activities, including more than 3,000 SKUs of branded products at 5,000 Walmart stores across the U.S. and at walmart.com. Both segments operate primarily in the U.S. and compete against similar media and other types of media on both a local and national basis. The national media segment accounted for 60 percent of the Company’s $810.5 million in revenues in the first six months of fiscal 2018 while the local media segment contributed 40 percent.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the period ended June 30, 2017, beginning on page 25 of our Quarterly Report on Form 10-Q for the period ended September 30, 2017 and beginning on page 31 of our Quarterly Report on Form 10-Q for the period ended December 31, 2017, each of which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares to be offered by each of the selling stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 39,704,628 total outstanding shares of Meredith common stock as of March 31, 2018.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by each selling stockholder and the percentage ownership of that person, we included outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2018. We did not deem shares subject to options or warrants held by any other person to be outstanding for the purpose of computing the percentage ownership of any selling stockholder.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
	Shares		Percentage		Shares(1)	Percentage
Name of Selling Stockholder
KED MDP Investments, LLC	2,500,000	(2)	5.9%	2,500,000	—	*

*	Represents less than 1% of the total aggregate amount of shares of our common stock.
(1)	Assumes the sale of all shares offered pursuant to this prospectus.
(2)	Consists of (a) 1,625,000 shares of common stock underlying the Warrant and (b) 875,000 shares of common stock underlying the Option. Excludes shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by the selling stockholder, which shares are not convertible prior to January 31, 2025.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for the Company by John S. Zieser, its Chief Development Officer, General Counsel and Secretary.

EXPERTS

The consolidated financial statements and financial statement schedule of Meredith Corporation and its subsidiaries as of and for each of the years in the three-year period ended June 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Time Inc. appearing in Meredith Corporation’s Amended Current Report on Form 8-K/A filed on March 30, 2018, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of our Current Report on Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on August 29, 2017, our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on October 26, 2017 and our Quarterly Report on Form 10-Q for the period ended December 31, 2017, filed with the SEC on February 8, 2018.

2. Our Current Reports on Form 8-K filed with the SEC on November 9, 2017, November 27, 2017, January 4, 2018 and January 19, 2018, January 31, 2018, February 2, 2018, March 21, 2018, March 23, 2018 and the amendment to the Current Report on Form 8-K/A filed with the SEC on March 30, 2018 to the extent the information in such reports is filed and not furnished.

3. Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 25, 2017 (other than the portions thereof which are furnished and not filed).

4. Our description of Meredith common stock contained in Meredith’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act with the SEC on June 16, 1987, including any subsequent amendments or reports filed for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Meredith and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Telephone: +1 (515) 284-3000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.meredith.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Common Stock

PROSPECTUS

April 13, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. None of the below expenses shall be paid by the selling stockholders. All of the amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$16,698.56
Legal fees and expenses	20,000.00
Accounting fees and expenses	50,000.00
Total	$86,698.56

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is subject to the Iowa Business Corporation Act (the “Act”) which provides for or permits indemnification of directors and officers in certain situations. Unless limited by its Articles of Incorporation, indemnification is mandatory for a director or an officer (not an employee) who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because such person is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. In addition, unless the Articles of Incorporation provide otherwise, a director or officer may apply for limited court-ordered indemnification if certain standards are met.

The Act by its terms expressly permits indemnification where a director, officer, employee or agent in good faith and in a manner such person reasonably believed to be in (if acting in its official capacity), or not opposed to, the corporation’s best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. No indemnification is permitted in connection with a proceeding by or in the right of a corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in an official capacity, in which the person was adjudged liable on the basis that personal benefit was improperly received.

The Act also permits advancement of expenses to a director, officer, employee or agent upon (1) receipt of an undertaking by such to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; (2) the person furnishes the corporation a written affirmation of the person’s good faith belief he or she has met the applicable standard of conduct; or (3) determination is made that the facts then known to those making the determination would not preclude indemnification.

Generally, the above provisions of the Act are permissive in nature. The only indemnification requirement imposed by the Act is that, unless limited by its Articles of Incorporation, a corporation must indemnify a director or officer against reasonable expenses incurred in connection with the wholly successful defense of a proceeding.

The Act specifically provides that, subject to certain limitations, its terms shall not be deemed exclusive of any other right to indemnification to which a director or officer may be entitled under a corporation’s Articles of Incorporation or Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise. However, indemnification cannot be provided in the case of (1) receipt of a financial benefit by a director or officer to which such person is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, (3) an unlawful distribution being made, or (4) an intentional violation of criminal law. Indemnification by or in the right of the corporation is limited to reasonable expenses in connection with the proceeding.

Article Twelve of the Bylaws of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Iowa law and advance the expenses of directors, officers and employees incurred in defending any related proceeding upon receipt by the Company of an undertaking, by or on behalf of such director, officer or employee to repay all amounts advanced if it shall ultimately be determined that the director, officer or employee is not entitled to be indemnified.

The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

ITEM 16.	EXHIBITS.

4.1	Restated Articles of Incorporation of Meredith Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2003 (filed with the SEC on February 10, 2004)).

4.2	Articles of Amendment to the Restated Articles of Incorporation of Meredith Corporation, including the Statement of Designation of Series A Preferred Stock of Meredith Corporation attached as Appendix I thereto (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (filed with the SEC on January 31, 2018)).

4.3	Bylaws of Meredith Corporation, effective November 6, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (filed with the SEC on October 23, 2014)).

4.4	Warrant to Purchase Class A Common Stock, dated as of January 31, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (filed with the SEC on January 31, 2018)).

4.5	Option to Purchase Class A Common Stock, dated as of January 31, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (filed with the SEC on January 31, 2018)).

5.1	Opinion of John S. Zieser.*

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*

23.2	Consent of Independent Auditors, Ernst & Young LLP.*

23.3	Consent of John S. Zieser (included in the opinion filed as Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	Filed herewith.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on April 13, 2018.

MEREDITH CORPORATION

By:	/s/ John S. Zieser
John S. Zieser
Chief Development Officer /
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John S. Zieser and Norbert Kaut, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on April 13, 2018.

/s/ Joseph Ceryanec	/s/ Thomas H. Harty
Joseph Ceryanec, Chief Financial Officer (Principal Financial and Accounting Officer)	Thomas H. Harty, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Stephen M. Lacy	/s/ D. Mell Meredith Frazier
Stephen M. Lacy, Executive Chairman	D. Mell Meredith Frazier, Vice Chairman of the Board and Director

/s/ Donald A. Baer	/s/ Donald C. Berg
Donald A. Baer, Director	Donald C. Berg, Director

/s/ Frederick B. Henry	/s/ Joel W. Johnson
Frederick B. Henry, Director	Joel W. Johnson, Director

/s/ Beth J. Kaplan	/s/ Philip A. Marineau
Beth J. Kaplan, Director	Philip A. Marineau, Director

/s/ Elizabeth E. Tallett
Elizabeth E. Tallett, Director